CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 333-141909 of Allstate Financial Advisors Separate Account I (“The Account”) on Form N-4 of our report dated February 22, 2019, relating to the financial statements of Allstate Life Insurance Company, appearing in the Prospectus, which is part of this Registration Statement, and to the use of our report dated March 29, 2019 relating to the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information, which is part of this Registration Statement, and to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus and Statement of Additional Information.

/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
April 11, 2019